Exhibit 99.1
News Release
FOR IMMEDIATE RELEASE
NOVEMBER 9, 2010

CHESAPEAKE MIDSTREAM PARTNERS, L.P. REPORTS FINANCIAL RESULTS
FOR THE 2010 THIRD QUARTER

Partnership Reports 2010 Third Quarter Net Income of $33 Million and
Adjusted Ebitda of $59 Million

Partnership Declares Prorated Cash Distribution of $0.2165 per Unit

OKLAHOMA CITY, OKLAHOMA, NOVEMBER 9, 2010 – Chesapeake Midstream Partners, L.P. (NYSE:CHKM) today announced financial results for the 2010 third quarter.  Net income for the quarter totaled $33.4 million and adjusted ebitda (defined on page 3 of this release) was $58.9 million.  Distributable cash flow (“DCF”) (defined on page 4 of this release) totaled $40.0 million and adjusted distributable cash flow (DCF inclusive of the quarterly impact of a contractual minimum volume commitment that will not be recognized until the 2010 fourth quarter) was $56.4 million (see calculation on page 8 of this release).

Total throughput for the 2010 third quarter was 145.7 billion cubic feet (bcf) of natural gas or 1,584 million cubic feet (mmcf) of natural gas per day, a decrease of 2% from 2010 second quarter throughput of 1,624 mmcf per day.  The decrease in throughput resulted from the temporary shut-in of a number of high-volume wells by Chesapeake Energy Corporation (“Chesapeake”) (NYSE:CHK) in the Barnett Shale while drilling occurred on shared pad sites.

Volume levels also reflect a shift by Chesapeake from drilling in dry natural gas plays such as the Barnett Shale to liquids-rich plays during the current period of low natural gas prices.  Movement of rigs by Chesapeake from the Partnership’s Barnett Shale region to the Partnership’s Mid-Continent region will generate additional future throughput in the Mid-Continent region while the decreased volume in the Barnett region will be recovered through the Partnership’s contractual minimum volume commitment.

The Partnership connected 121 new wells to its gathering systems during the 2010 third quarter, an increase of 26% over the 2010 second quarter, and spent approximately $59.0 million on capital expenditures, including maintenance capital expenditures of $17.5 million.  Maintenance capital expenditures consist primarily of well connect costs required to replace natural declines in gathering volumes.

Partnership Declares Cash Distribution

On October 26, 2010, the Board of Directors of the Partnership’s general partner declared a prorated quarterly cash distribution of $0.2165 per unit for the 2010 third quarter.  The third-quarter distribution was prorated for the period beginning on the closing date of the Partnership’s initial public offering and ending on September 30, 2010 and corresponds to a quarterly distribution of $0.3375 per unit or $1.35 per unit on an annualized basis.  The third-quarter distribution is payable on November 12, 2010 to unitholders of record at the close of business on November 5, 2010.  Adjusted distributable cash flow for the full third quarter 2010 was $56.4 million, which provided distribution coverage of 1.19 times the amount required for the Partnership to fund a full-quarter distribution to both the general and limited partners.

INVESTOR CONTACT:	MEDIA CONTACTS:	CHESAPEAKE MIDSTREAM PARTNERS, L.P.
Dave Shiels, CFO	Jim Gipson	777 N. W. Grand Boulevard
(405) 935-6224	(405) 935-1310	P.O. Box 18355
dave.shiels@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154

Partnership Completes Initial Public Offering

On August 3, 2010, the Partnership completed its initial public offering of common units at $21.00 per unit.  Common units held by public security holders represent approximately 17.7% of all outstanding limited partner units.  The Partnership received net offering proceeds of $412.6 million and used $110.0 million to repay its outstanding credit facility balance and paid fees related to the amendment of such facility totaling $5.1 million.  The Partnership expects to use a substantial majority of the remaining net offering proceeds to fund expansion capital expenditures and acquisitions.

Outlook for July 1, 2010 through June 30, 2011

As described in the Partnership’s prospectus dated July 28, 2010 and filed with the Securities and Exchange Commission on July 30, 2010, the Partnership is projecting revenues for the twelve months ended June 30, 2011 to be approximately $480 million, net income for the period to be approximately $200 million and adjusted ebitda to be approximately $300 million.  Distributable cash flow is estimated to be $225 million for the period.  The Partnership’s 2010 third quarter results are consistent with those anticipated in this projection.

These projections include approximately $59 million of revenue related to the Barnett Shale minimum volume commitments.  The commitments are contractually calculated on an annual basis and are not recognized until the fourth quarter of each year.  Thus, no revenue related to these commitments has been recognized for the 2010 third quarter.  The implied minimum volume commitment shortfall related to the 2010 third quarter was approximately $16 million and would have impacted revenues, adjusted ebitda and distributable cash flow.

Management Comments

J. Mike Stice, Chesapeake Midstream Partners’ Chief Executive Officer, commented, “We are pleased to report our 2010 third quarter financial results.  This is the first time we have been able to report post-IPO activity.  Well connect performance is up significantly versus second quarter, capex spending is beginning to increase and our financial results are consistent with our expectations outlined during our IPO.  We are happy to begin paying our quarterly distributions and look forward to executing a business model we feel is ‘best in class.’ ”

Conference Call Information

A conference call to discuss this release of financial results has been scheduled for Wednesday morning, November 10, 2010, at 9:00 a.m. EST.  The telephone number to access the conference call is 719-457-2633 or toll-free 888-312-3047.  The passcode for the call is 6826428.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EST.  For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EST on November 10, 2010 through 12:00 p.m. EST on November 24, 2010.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 6826428.  The conference call will also be webcast live on the Internet and can be accessed by going to the Partnership’s website at www.chkm.com in the "Events" subsection of the "Investors" section of the website.  An archive of the conference call webcast will also be available on the website.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of adjusted ebitda and distributable cash flow.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP.  Non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, net cash provided by operating activities or any other measure of liquidity or financial performance calculated and presented in accordance with GAAP.  Investors should not consider adjusted ebitda or distributable cash flow in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP.  Because these non-GAAP financial measures may be defined differently by other companies in our industry, the Partnership’s definition of adjusted ebitda and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Adjusted Ebitda.  The Partnership defines adjusted ebitda as net income (loss) before income tax expense, interest expense, depreciation and amortization expense and certain other items management believes affect the comparability of operating results.  Adjusted ebitda is a non-GAAP financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

• The Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to capital structure, historical cost basis or financing methods;

• The Partnership’s ability to incur and service debt and fund capital expenditures;

• The ability of the Partnership’s assets to generate sufficient cash flow to make distributions to unitholders; and

• The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management believes it is appropriate to exclude certain items from ebitda because management believes these items affect the comparability of operating results.  The Partnership believes that the presentation of adjusted ebitda in this press release provides information useful to investors in assessing its financial condition and results of operations.  The GAAP measure most directly comparable to adjusted ebitda is net income.

Distributable Cash Flow.  The Partnership defines distributable cash flow as adjusted ebitda attributable to the Partnership adjusted for:

• Addition of interest income;

• Subtraction of net cash paid for interest expense;

• Subtraction of maintenance capital expenditures; and

• Subtraction of income taxes.

Management compares the distributable cash flow the Partnership generates to the cash distributions it expects to pay its partners.  Using this metric, management computes a distribution coverage ratio.  Distributable cash flow is an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment.  Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flows at a level that can sustain or support an increase in its quarterly cash distributions.  Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which is based on the amount of cash distributions a partnership can pay to a unitholder.  The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities.

This press release includes forward-looking statements  Forward-looking statements give our current expectations or forecasts of future events.  They include but are not limited to throughput volumes, revenues, net income, adjusted ebitda and distributable cash flow, as well as other statements concerning our business strategy and plans and objectives for future operations.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligations to update this information.  Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.  Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in our prospectus dated July 28, 2010 and filed with the Securities Exchange Commission on July 30, 2010.

Chesapeake Midstream Partners, L.P. is one of the industry’s largest midstream master limited partnerships and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets.  Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale and Mid-Continent regions of the U.S.  Further information is available at www.chkm.com.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)

	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010

Revenues, including revenue from affiliates(1)	$100,060	$296,685

Operating Expenses
Operating expenses, including expenses from affiliates	34,094	97,172
Depreciation and amortization expense	23,785	69,177
General and administrative expense, including expenses from affiliates	7,098	21,221
Loss on sale of assets	323	256

Total operating expenses	65,300	187,826

Operating income	34,760	108,859

Other Income (Expense)
Interest expense	(681)	(1,818)
Other income	34	76

Income before income tax expense	34,113	107,117
Income tax expense	699	1,772

Net income	$33,414	$105,345

Limited partner interest in net income
Net income(2)	$19,514	$19,514
Less general partner interest in net income	(390)	(390)

Limited partner interest in net income	$19,124	$19,124

Net income per limited partner unit – basic and diluted
Common units	$0.14	$0.14
Subordinated units	$0.14	$0.14

Weighted average limited partner units outstanding – basic and diluted (in thousands)
Common units	69,083	69,083
Subordinated units	69,075	69,075

(1)
In the event either Chesapeake Energy Corporation (“Chesapeake”) or Total E&P USA, Inc. (“Total”) does not meet its minimum volume commitment to the Partnership in the Barnett Shale Region under applicable gas gathering agreements for any annual period through 2019, Chesapeake or Total, as applicable, will be obligated to pay the Partnership a fee equal to the Barnett Shale fee for each mcf by which the applicable party’s minimum volume commitment for the year exceeds the actual volumes gathered on the Partnership’s systems.  Should payments be due under the minimum volume commitment in any year, the Partnership will recognize the associated revenue in the fourth quarter of that year.

(2)	Reflective of general and limited partner interest in net income since closing the Partnership’s initial public offering.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(unaudited)

	As of September 30, 2010	As of December 31, 2009
Assets

Total current assets	$348,155	$167,517

Property, plant and equipment
Gathering systems	2,155,868	2,013,347
Other fixed assets	35,588	34,130
Less: Accumulated depreciation	(335,231)	(271,062)

Total property, plant and equipment, net	1,856,225	1,776,415

Deferred loan costs, net	15,798	14,743

Total assets	$2,220,178	$1,958,675

Liabilities and Equity

Total current liabilities	$80,413	$118,098

Long-term liabilities
Revolving bank credit facility	–	44,100
Other liabilities	4,127	2,850

Total long-term liabilities	4,127	46,950

Equity
Partners' equity	2,135,638	1,793,627

Total equity	2,135,638	1,793,627

Total liabilities and equity	$2,220,178	$1,958,675

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)
(unaudited)

Nine Months Ended September 30, 2010
Cash flows from operating activities
Net income	$105,345
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,177
Loss on sale of assets	256
Other non-cash items	99
Changes in assets and liabilities
Decrease in accounts receivable	129,592
Increase in other assets	(1,608)
Increase in accounts payable	10,129
Decrease in accrued liabilities	(45,870)

Net cash provided by operating activities	267,120

Cash flows from investing activities
Additions to property, plant and equipment	(156,463)
Proceeds from sale of assets	4,416

Net cash used in investing activities	(152,047)

Cash flows from financing activities
Proceeds from long-term debt borrowings	252,300
Payments on long-term debt borrowings	(296,400)
Proceeds from issuance of common units	475,009
Debt issuance cost	(5,113)
Distribution to members	(231,919)
Contribution from predecessor	177

Net cash provided by financing activities	194,054

Net increase in cash and cash equivalents	309,127

Cash and cash equivalents
Beginning of period	3

End of period	$309,130

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in thousands)
(unaudited)

	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010

Net income	$33,414	$105,345

Adjust for:
Interest expense	681	1,818
Income tax expense	699	1,772
Depreciation and amortization expense	23,785	69,177
Loss on sale of assets	323	256

Adjusted EBITDA	$58,902	$178,368

Cash provided by operating activities	$69,711	$267,120

Adjust for:
Changes in assets and liabilities	(12,048)	(92,243)
Maintenance capital expenditures	(17,500)	(52,500)
Other non-cash items	(141)	(99)

Distributable cash flow	40,022	122,278

Adjust for:
Implied minimum volume commitment	16,406	47,801

Adjusted distributable cash flow	$56,428	$170,079

Pro-forma cash distribution
Limited partner units ($0.3375 x 138,159,387 units)	$46,628	$139,886
General partner units ($0.3375 x 2,819,434 units)	952	2,855

Total pro-forma cash distribution	$47,580	$142,741

Pro-forma distribution coverage ratio	1.19	1.19

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
OPERATING STATISTICS
(unaudited)

	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010

Barnett Shale
Wells connected during period	86	206
Total wells connected	1,771	1,771
Throughput, mmcf per day	1,030	1,023
Approximate miles of pipe at end of period	700	700
Gas compression (horsepower) at end of period	136,565	136,565

Mid-Continent
Wells connected during period	35	95
Total wells connected	2,294	2,294
Throughput, mmcf per day	554	557
Approximate miles of pipe at end of period	2,190	2,190
Gas compression (horsepower) at end of period	83,335	83,335

Total
Wells connected during period	121	301
Total wells connected	4,065	4,065
Throughput, mmcf per day	1,584	1,580
Approximate miles of pipe at end of period	2,890	2,890
Gas compression (horsepower) at end of period	219,900	219,900